Exhibit 99.1

FOR IMMEDIATE RELEASE

March 23, 2009

Investor Contact: Mark Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterind.com

Media Contact: Michael A. Monahan

Director - Corporate Communications

813.871.4132

mmonahan@walterind.com

WALTER INDUSTRIES PROVIDES ADDITIONAL INFORMATION

REGARDING PLANNED SPIN-OFF DISTRIBUTION AND TAXABLE DIVIDEND ELECTION

- Rights to receive interest in financing business in spin-off will cease to transfer with shares of Walter Industries common stock on April 1, 2009 -

TAMPA, Fla. March 23, 2009  - Walter Industries, Inc. (NYSE: WLT) provided additional information today regarding its planned spin-off of its wholly-owned subsidiary, Walter Investment Management LLC (“Spinco”), to holders of record of Walter Industries common stock as of the close of business on Feb. 27, 2009.

The New York Stock Exchange (“NYSE”) has informed Walter Industries that it will designate Walter Industries common stock as “ex-dividend” as of the open of business on April 1, 2009 (the “Ex-Dividend Date”). Therefore, as of the Ex-Dividend Date, the right to receive the Spinco interests to be paid in the spin-off will no longer transfer with shares of Walter Industries common stock traded on the NYSE.

Following the spin-off and prior to the merger of Spinco into Hanover Capital Mortgage Holdings, Inc. (“Hanover”), Spinco intends to pay a taxable dividend of cash and additional Spinco interests to holders of Spinco interests received in the spin-off. Holders of Spinco interests will be allowed to elect to receive a portion of this taxable dividend in cash. In connection with the designation of the new Ex-Dividend Date, Spinco and Walter Industries are modifying the election process for the taxable dividend described in Walter Industries’ press release of Feb. 27, 2009.

The taxable dividend election will now be available to everyone who will receive Spinco interests in the spin-off as a result of their ownership of Walter Industries common stock immediately prior to the Ex-Dividend Date. Spinco and Walter Industries have modified the requirements for making an election accordingly. The election period is now scheduled to begin on the Ex-Dividend Date, and elections must be received by The Bank of New York Mellon, the election agent, by 5 p.m., Eastern Daylight Time, on April 13, 2009.

Election materials, including detailed instructions for making an effective election, will be provided by Spinco and Walter Industries on or prior to the Ex-Dividend Date to Walter Industries shareholders of record as of the close of business on Feb. 27, 2009. If those

4211 W. Boy Scout Blvd.  |  Tampa, Florida 33607  |  Tel: 813.871.4811  |  Web site: www.walterind.com

shareholders of record transfer their shares prior to the Ex-Dividend Date, they are obliged to solicit election instructions from their transferees. Walter Industries shareholders who hold their shares in “street name” as of immediately prior to the Ex-Dividend Date should receive election instructions from their brokers after the Ex-Dividend Date, and may have an election deadline earlier than April 13, 2009. They should carefully review election materials they receive from their brokers to determine the election deadline applicable to them. They may obtain additional copies of the election materials by contacting their broker.

The completion of the spin-off, the taxable dividend, and the merger of Spinco into Hanover remains subject to various conditions, including, among other things, the receipt of certain rulings from the Internal Revenue Service and the approval of the merger of Spinco into Hanover by Hanover’s shareholders at a special meeting, currently scheduled for April 15, 2009. Walter expects to declare a dividend of one Spinco interest for each share of Walter common stock outstanding on the Feb. 27, 2009, record date. If there are no cash elections in the taxable dividend or if all shareholders receive the same percentage of their taxable dividend in cash, Walter Industries shareholders entitled to receive Spinco Interests in the spin-off can estimate the total number of shares of common stock of Walter Investment Management Corp. they will receive in the merger as consideration for all of their Spinco interests by multiplying 0.3633 by the number of Spinco interests they receive in the spin-off (regardless of how many Spinco interests they receive in the taxable dividend). This is only an estimate based on the number of shares of Hanover common stock outstanding as of March 20, 2009, and the number of shares of Walter Industries common stock outstanding as of the close of business on Feb. 27, 2009. The estimate gives effect to the spin-off, the taxable dividend, and the merger and other transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger, dated Feb. 6, 2009, among Walter, Spinco, JWH Holding Company, LLC and Hanover, as amended on Feb. 17, 2009 (the “Merger Agreement”).

The total amount of the taxable dividend, which will be at least equal to Spinco’s allocated earnings and profits as determined under U.S. federal income tax principles, will not be finally determined until the date of the spin-off, as the amount is based upon the calculation of earnings and profits of the Walter Industries consolidated group (of which Spinco is currently a member) and the relative values of Spinco and Walter Industries as of the date of the spin-off. Because the relative values of Spinco and Walter Industries must be determined prior to the closing of the merger and prior to “regular way” trading in Walter Investment Management Corp. common stock, there can be no guarantee that the value assigned to the Spinco interests distributed in the taxable dividend will correspond with the post-merger market value of Walter Investment Management Corp. common stock received in the merger by a holder of those Spinco interests. Therefore, the value of the non-cash payment received in the taxable dividend in respect of a Spinco interest may be greater than or less than the value of the cash payment received in the taxable dividend in respect of a Spinco interest. Walter Industries currently estimates that the total amount of the taxable dividend will be $40 to $100 million. The amount of the taxable dividend made available for a cash election will be 20 percent. However, the default payment if no effective election is made will be solely in the form of additional Spinco interests. Therefore, the portion of the Spinco taxable dividend actually payable in cash may be less than 20 percent if an effective cash election is made in respect of less than 20 percent of the Spinco interests entitled to receive the taxable dividend.

If the various conditions to the merger and related transactions are satisfied, the merger is expected to occur after the close of business on April 17, 2009, and shares of common stock of Walter Investment Management Corp. are expected to begin trading “regular way” on the NYSE Amex under the symbol “WAC” on the following business day, April 20, 2009. Walter Investment Management Corp. common stock will begin trading on a “when-issued” basis (reflecting the shares of common stock that will be distributed by Walter Investment Management Corp. in the merger) on the NYSE Amex under the symbol “WAC-WI” beginning on March 25, 2009. The “when-issued” trading should reflect all of the transactions contemplated by the Merger Agreement, including the spin-off, the taxable dividend, the merger, and the combination as a result of the merger of every 50 shares of Hanover common stock outstanding immediately prior to the merger into a single share of Walter Investment Management Corp. common stock.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company also operates a mortgage financing business. The Company has annual revenues of approximately $1.5 billion and employs approximately 2,400 people. For more information about Walter Industries, please visit the Company website at www.walterind.com.

About Hanover Capital Mortgage Holdings

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. Hanover invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit Hanover’s Web site at www.hanovercapitalholdings.com.

Additional Information and Where to Find It

In connection with the proposed spin-off of the Financing business of Walter Industries, Inc. through its wholly-owned subsidiary, Walter Investment Management LLC, and the proposed merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement with the SEC on Form S-4, as amended, containing a proxy statement/prospectus (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the other filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2009 annual meeting of shareholders and Walter Industries’ 2008 Annual Report on Form 10-K, which were filed with the SEC on Feb. 27, 2009, and March 10, 2009, respectively, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of shareholders and Hanover’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward- looking statements made by Walter Industries in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2008 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2007 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.

- WLT -